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EXHIBIT 10.2

                            SUPPLEMENTAL AGREEMENT



    This Agreement is entered into as of December ____, 1998 by and among Aastrom Biosciences, Inc., a Michigan corporation ("Aastrom"), COBE BCT, Inc., a Colorado corporation ("COBE"), and COBE Laboratories, Inc., a Colorado corporation ("COBE Laboratories") with respect to the following facts:


    A. Aastrom, COBE and COBE Laboratories have entered into that certain Termination and Transition Agreement dated as of November 16, 1998.

    B. Pursuant to the Termination and Transition Agreement, and as partial consideration therefor, COBE Laboratories agreed to assign and transfer to Aastrom 825,000 shares of Aastrom common stock owned by COBE Laboratories (the "Transfer Shares").


WHEREFORE, the parties hereto mutually agree as follows:

         1. In lieu of COBE Laboratories transferring to Aastrom the Transfer Shares, Aastrom hereby authorizes, approves and consents to COBE Laboratories selling the Transfer Shares at $1.50 per share to the third party investors as listed on Sheet 1 attached hereto, on the condition that the proceeds from any such sale of the Transfer Shares shall be paid by COBE Laboratories to Aastrom immediately on receipt of the purchase price from the purchasing investor.

         2. With respect to any sale of the Transfer Shares by COBE Laboratories pursuant to the foregoing, Aastrom hereby waives and releases COBE Laboratories with respect to any transfer restrictions, market standoff agreement or other limitation on the right of COBE Laboratories to sell the Transfer Shares in accordance with Section 1 above.

         3. The parties agree that COBE Laboratories' payment to Aastrom of the proceeds from sale of the Transfer Shares shall substitute for the assignment and transfer of such shares pursuant to Section 3 of the Termination and Transition Agreement.

         4. The parties shall cooperate and use good faith efforts to take such other actions and to execute and deliver such other documents as may be necessary or appropriate to carry out the purposes and intentions of this Agreement.
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         5.  Except as otherwise expressly set forth herein, all other terms and provisions of the Termination and Transition Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.


AASTROM BIOSCIENCES, INC.              COBE BCT, INC.


By: /s/ TODD E. SIMPSON                By: /s/ EDWARD C. WOOD, JR.
   ------------------------               -------------------------

                                       COBE LABORATORIES, INC.


                                       By: /s/ KEVIN M. SMITH
                                          -------------------------

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